EXHIBIT NO. 10.158
                          Mortgage Deed


This Mortgage Deed (the "Mortgage Deed") is made between Bhote Koshi Power Company Private Limited, a private limited company duly registered under the Companies Act, 2021, (1964) with His Majesty's Government of Nepal (HMG/Nepal), Office of the Company Registrar (private Limited Company Registration No. 5066/052-053) having its corporate office at Kathmandu District, Kathmandu Metropolitan, Ward no. 14. Tahachal, Kathmandu, Nepal (hereinafter referred to as the "Borrower") duly represented by its authorized Project Manager Mr. Robert L. Ransom, Deutsche Investitions-und Entwicklungsgesellschaft mbH having its registered office at Belvederestrasse 40 D-50933, Kolu (Mungersdorf) Federal Republic of Germany ("DEG") and International Finance Corporation having its registered office at 2121 Pennsylvania Avenue, N.W. Washington, D.C. U.S.A. ("IFC" and together with DEG, the "Lenders") duly represented by advocate Mr. Bharat Raj Upreti, Senior Partner of Pioneer Law Associates, Kathmandu, Nepal.

Whereas, the Borrower having obtained a license from HMG/Nepal, Ministry of Water Resources for the construction of a run of the river hydroelectric power facility with a capacity of 36 megawatts (nominal) (hereinafter referred to as the "Project") has requested IFC for loans in the amount of US $57,000,000.00 (the IFC "Loans") (for the purpose of the registration of this deed, equivalent to NRS. 3,62,52,00.000/- according to the prevailing exchange rate of this day) and DEG for Loans in the amount of Deutsch Marks 21,000,000 (the "DEG Loan") (for the purpose of the registration of this deed, equivalent to NRS 75,26,40,000/- according to the prevailing exchange rate of this day) (the IFC Loans and DEG Loan hereinafter collectively referred to as the "Loans")for the purpose of financing a portion of the cost of the Project.

In consideration of the aforesaid requirements of the Borrower, IFC and the Borrower have entered into that certain IFC Investment Agreement dated 12 December, 1997 (the "IFC Investment Agreement") and DEG and the Borrower have entered into that certain DEG Investment Agreement dated 12 December, 1997 (the "DEG Investment Agreement," and together with the IFC Investment Agreement, the "Investment Agreements"). Subject to the terms and conditions stipulated in the Investment Agreements and in this Mortgage Deed and other documents forming part of it, the Lenders have agreed to lend and advance to the Borrower the Loans in the amount of US $57,000,000.00 and DM 21,000,000_ which includes the IFC loan of Class A Loan of US $21,000,000, and the IFC Class B loan of US $36,000,000 and the DEG loan of DM 21,000,000. The Borrower agrees to receive the disbursement of the Loans in the manner prescribed in the Investment Agreements and the Trust and Retention Agreement (as defined in the Investment Agreements).

The Loans shall be repaid in 22 (twenty-two) installments commencing on March 15, 2001 and thereafter payable annually on each March 15 and September 15. The Loans shall be fully repaid by March 15, 2011. The repayment schedule of the Loans shall be as prescribed in the Investment Agreements. The rates of interest on the Loans (which includes the Class A Loan, the Class B Loan and the DEG Loan) shall be as determined in the manner prescribed in the Investment Agreements.

As security for the aforesaid Loans, and all other Obligations (as such term is defined in the Investment Agreements) of the Borrower, by virtue of this Mortgage Deed, mortgages the plots of land registered in its name at Sindhupalchowk District, Nepal, the details and plot Nos. of which are set forth in Annex A hereto, along with any construction made thereof, and hypothecates and assigns its rights in the entire Project inclusive of all present and future fixed and current assets either procured from its own resources or from the above said Loans or other investments in favor of the Lenders who shall have a first charge (right) over the security. The Lenders shall have a first charge over the said mortgaged land, buildings and other fixed and current assets of the Borrower.

The Borrower hereby agrees to repay to the Lenders the principal amount of the Loans, interest accrued thereon, additional interest, penalty interest and other fees, prepayment fees and charges and all other Obligations of the Borrower at the rate and in the manner as laid down in the Investment Agreements and the other related agreements. The Borrower further agrees to comply with the terms and conditions stipulated in the Investment Agreements and this Mortgage Deed and other documents forming part of it, and agrees that the Lenders may realize the outstanding Loan amounts together with interest , other dues payable and all other Obligations of the Borrower as per the terms of the Investment Agreements by disposing of or otherwise, all or any part of the mortgaged, hypothecated and assigned movable and immovable properties and assets by following the procedures stipulated in the Investment Agreements, this Mortgage Deed and the Security Documents (as defined in the Investment Agreements) upon failure of the Borrower to repay the said principal amount, interest, other dues and all other Obligations of the Borrower or upon the breach of the terms and conditions stipulated in the Investment Agreements, this Mortgage Deed and other agreements forming a part of it which constitutes an event of default under the said agreements and documents.

And in case the proceeds so realized from the sale of the mortgaged assets are less than the amounts due to each of the Lenders under the Investment Agreements, each of the Lenders may also realize such shortfall amount out of the other current and fixed assets of the Borrower, if any.

In accordance with the terms and conditions mentioned in the Investment Agreements, this Mortgage Deed and the other documents forming part of it, the Borrower has executed this Mortgage Deed in favor of the Lenders in the presence of the witnesses stated herein. The Borrower further undertakes to register and get registered this Mortgage Deed, within the time limit as prescribed by law. The Borrower hereby further agrees to abide by or cause to be abided by the following terms, in addition to the terms set forth in the documents forming a part of this Mortgage Deed and in the Investment Agreements.

1.   Security:

     1.1 The Borrower mortgages, hypothecates and assigns all its present and future assets (except the Nepal Holding Account and the other Excluded Assets, as defined in the Investment Agreements) either procured from the Loans or from its own resources inclusive of land, buildings, sheds, machines, equipment etc. as mentioned below, and all its accounts receivable and current accounts in favor of the Lenders as security for the said Loans and all other obligations of the Borrower according to the Investment Agreements, this Mortgage Deed and the other documents forming a part hereof.

     1.2 The Borrower covenants and represents that the Borrower is the sole owner of all the assets mortgaged, hypothecated and assigned under this Mortgage Deed and the same has not been bequeathed, transferred or released on lease or rent to any other person in any manner and such assets are free from any encumbrances other than Permitted Liens (as defined in the Investment Agreements).

     1.3 The Borrower will not sell or dispose of or transfer in any manner the title over the assets mortgaged, hypothecated and assigned under this Mortgage Deed or other assets belonging to the Borrower, except in accordance with the Investment Agreements, this Mortgage Deed and the other documents forming a part of it.

     1.4  Grant of the Mortgage of Immovable Assets:

          The detail of the land and buildings mortgaged by the Borrower in favor of the Lenders is given in Annex A to this Mortgage Deed. In case the Borrower acquires the ownership of any additional land and buildings by purchase or otherwise, the Borrower shall, by a separate Mortgage Deed, execute fresh mortgage of the said additional plots of land within 35 days from the date of the registration of ownership of such land and buildings in the name of the Borrower, in favor of the Lenders, by preparing a separate document of the said additional, land and buildings. Any mortgage deed so executed and registered in regard to such land to which the right is acquired on private basis shall form an integral part of this Mortgage Deed.

     1.5  Pledge of Movable Assets:

          As security for the performance of all the Obligations (as defined in the Investment Agreements) and for the payment of the amounts payable to the Lenders and in order to induce the Lenders to make the Loans, the Borrower hereby mortgages and pledges to the Lenders. the following right, title and ownership interest in, to and under the following (all of which being hereinafter collectively called the "Collateral"), and assigns and transfers entitlement to the said right, title, interest, ownership and benefits, in the name of the Lenders, in addition to the mortgage of the immovable property and assets as described herein (but excluding Excluded Assets, as defined in the Investment Agreements).

          (1) The assigned contracts listed in Annex B hereto (the "Assigned Contracts"), including but not limited to (a) all rights of the Borrower to receive moneys due and to become due thereunder or pursuant thereto, (b) all rights of the Borrower to receive proceeds of any insurance, indemnity, warranty, letter of credit, surety bond, performance bond or guarantee with respect thereto, (c) all claims which the Borrower may make for compensation for breach thereof or default thereunder, and (d) the right of the Borrower to terminate, amend, supplement or otherwise modify any such agreement;

          (2)  All bank accounts of the Borrower;

          (3)  All accounts receivable of the Borrower;

          (4) All equipments, materials, structures, machinery, fixtures, accessories and furnishings of the Borrower including, but not limited to, turbines, generators, transformers, switchgears, breakers, transmission lines, runners, protective devices, safety equipment, metering equipment spare-parts, tools, vehicles, control and communication equipment and office materials and equipments;

          (5) All supplies and new materials, fuel, stores, spare parts and other consumables;

          (6) All inventory along with the details of movable property;

          (7)  All   general   intangibles,   such   as   leases,
               proprietary rights, goodwill rights, licenses, rights, records;

          (8) All present or future rights and claims of the Borrower under any indemnity, warranty or guaranty provided for or arising out of or in connection with any construction contract or otherwise or any equipment, and any performance bonds, letters of credit or other support delivered by any construction contractor or any other equipment supplier or contractor to the Borrower;

          (9) All governmental permits, approvals, licenses, authorizations, consents or clearances issued to the Borrower;

          (10) Any and all cash, investments and securities from time to time on deposit (including income or profit earned therefrom) in the accounts (other than Excluded Assets) of the Borrower created pursuant to the Trust and Retention Agreement or the Nepal Agency and Retention Agreement (as defined in the Investment Agreements);

          (11) Any and all other letters of credit, drafts, acceptances, contract rights, accounts receivable, documents, deposit accounts, instruments, chattel paper, rights, interests, general intangibles and assets owned by the Borrower on the date hereof or hereafter existing or acquired, including, but not limited to, designs, plans and specifications relating to the Project; and

          (12) To the extent not otherwise included in the foregoing, all rights, interests, proceeds and products generated (including, but not limited to, power generated by operation of the Project) by all of the foregoing Collateral.

2. The Lenders shall have the right to appoint an agent (the "Agent") from time to time to represent the Lenders in Nepal who shall be entitled to exercise all or some of the rights and authorities of the Lenders granted to them by the Borrower under the Investment Agreements, this Mortgage Deed and the other documents forming part of it. The Borrower shall have no objection to the Agent taking any action against it for and on behalf of the Lenders or exercising its authority subject to the terms and conditions stipulated in the Investment Agreements, the Mortgage Deed and other documents forming part of it. The Borrower agrees to execute all such documents and do such other things as the Agent may reasonably require in order to enable the Agent to take any such action or to exercise any such authority.

3.   The Lenders' Rights:

     3.1 In the event of the occurrence of an event of default and for so long as such event of default shall continue, the Lenders may treat the Loans and all other Obligations of the Borrower to be defaulted or the terms and conditions of the Investment Agreements relating to the Loans violated, in which case the Lenders may initiate any one or all of the remedies available to the Lenders (or the Agent) against the assets mortgaged under this Mortgage Deed, including any one or all of the following actions:

          (a)  Terminate or suspend its promise or commitments;

          (b) Demand prepayment of the Loans in accordance with the Investment Agreements;

          (c) Deliver a Notice of Default (as defined in the Investment Agreements);

          (d)  Accelerate the maturity of the Loans;

          (e) Direct the Agent in writing to foreclose or exercise other rights or remedies relating to the collateral, including, but not limited to, the sale or disposition of all or any part of the security including, but not limited to, all movable and immovable assets of the Borrower;

          (f) Deliver a notice to the Agent that with respect to the Investment Agreements, an event of default has been cured or waived;

          (g)  Take possession of the Project and appoint one  or
               more   operators  to  complete  construction   and
               operate the Project to the benefit of the Lenders.

     3.2 The Lenders may realize the outstanding amount of the Loans and other outstanding Obligations from the Borrower by the foreclosure or sale of the mortgaged, hypothecated or assigned assets or by collection of accounts receivable and out of any other assets (other than Excluded Assets) belonging to the Borrower whether or not mortgaged or hypothecated or assigned by the Borrower or any other properties owned by the Borrower without recourse to court proceedings. The Borrower has vested the Lenders with all the rights, power and authorities as available to commercial banks under section 47A of the Commercial Bank Act, 2031, (1974) of Nepal in the matter of foreclosure, sale and disposition of securities, land, buildings, all types of movable and current and fixed assets, assigned rights, and accounts receivable, mortgaged and charged by the Borrower in favor of the Lenders under this Mortgage Deed. The Borrower shall not object to or interfere with the Lenders or their Agent in any manner in exercising said right or power or authority in accordance with this Mortgage Deed and the Security Documents.

     3.3 The proceeds of the sale of any collateral including, but not limited to, immovable assets of the Borrower mortgaged under this Mortgage Deed or any other assets realized by the Lenders or their Agent by exercising the rights under this Mortgage Deed and the documents forming part of it shall be applied in the following order:

          First: Payment of all fees, remunerations and expenses of the Agent or other agents appointed by the Lenders under the Investment Agreements, this Mortgage Deed and the documents forming a part of it to the extent not reimbursed by the Borrower.

          Second:    Repayment  of  interest   accrued   on   the
          outstanding   Loans   and   Obligations   (other   than
          prepayment fees or penalties with respect to the Loans).

          Third: Repayment of all other amounts due (other than prepayment fees or penalties with respect to the Loans).

          Fourth: Payment of prepayment fees or penalties owing to the Lenders.

          Fifth:   Payment  of  any  remaining  balance  to   the
          Borrower or as the Borrower may direct in writing.

     3.4 Without prejudice to any other remedy available to the Lenders in the event of the occurrence of an event of default, the Lenders shall have the right to take into possession the whole or the part of the Project and to complete construction thereof or operate it through one or more operators appointed by the Lenders or the Agent for and on behalf of the Lenders.

4. The expenses to be incurred during the proceedings initiated by the Lenders in the events mentioned above shall be borne by the Borrower.

5. The Borrower shall neither change its nature of business or operate any subsidiary company or amalgamate itself into another company nor permit the transfer of shares held by its shareholders, unless permitted under the Investment Agreements and other documents forming part of this Mortgage Deed; provided however, that this restriction shall not apply to the transferal of shares to the Lenders or to a person designated by the Lenders.

6. The borrower agrees that the Lenders may, in connection with a transfer of an interest in the Loans, transfer, mortgage or sell this Mortgage Deed to any other corporation or financial institution.

7. The Loans and obligations referred to in this Mortgage Deed shall not be construed as unsecured on the ground of the Lenders failing to initiate action on default of payment of the Loans or breach of any terms and conditions of this Mortgage Deed and the Investment Agreements or the documents forming part of this Mortgage Deed.

8. The Borrower agrees that it shall not be free from the liability of repaying the principal and interest on the grounds of foreclosure or sale or disposition of the properties mortgaged, hypothecated or assigned or on the grounds of assignment of the Loans to any other person by the Lenders.

9.   Integral Parts of this Deed:

     The following documents shall form integral parts of this Mortgage Deed.

     9.1  The  IFC Investment Agreement concluded on 12 December,
          1997) between IFC and the Borrower.

     9.2  The  Nepal Agency and Retention Agreement concluded  on
          12  December,  1997 among Nepal Gridlays Bank  Limited,
          IFC, DEG, the Borrower and the Wilmington Trust Company
          (Trustee).

     9.3  The  Security and Assignment Agreement concluded on  12
          December,  1997  among  the  Borrower,  IFC,  DEG   and
          Wilmington Trust Company (Trustee).

     9.4  The  Trust  and  Retention Agreement  concluded  on  12
          December,  1997 among the Borrower, IFC,  DEG  and  the
          Wilmington Trust Company (Trustee).

     9.5  Reinsurance  Assignment  Agreement  concluded   on   12
          December,  1997  among the borrower,  Wilmington  Trust
          Company   (Trustee)  and  National  Life  and   General
          Insurance Company Ltd.

     9.6 The Investment Agreement concluded on 12 December, 1997 between DEG and the Borrower.

     9.7  The  Intercreditor Agreement concluded on 12  December,
          1997) between IFC and DEG.

     The details of land mortgaged are as follows:




                                                      Annex - "A"

                        SCHEDULE 3.1 (e)

                        TITLE TO THE SITE


Details of Land owned by Bhote Koshi Power Company Pvt. Ltd.

Location of Land:

Zone:  Bagmati, District:  Sindhupalchowk, V.D.C.: Phulphingkatti



                                                        Date  of issue of  Land
                                                         Ownership Certificate
                                                        ----------------------
Land Ownership               Ward    Plot      Area                   Gregorian
Certificate      S. No.       No.     No.     Ropani    Nepali Date      Date
       1             1          1     411     2-3-2-1    2053-6-11   1996-09-27
       "             2          1     413    1-14-3-1    2053-6-11   1996-09-27
       "             3          1     499     4-1-1-0    2053-6-11   1996-09-27
       "             4          1     500    20-0-0-0    2053-6-11   1996-09-27
       "             5          1     462     3-9-1-1    2053-6-28   1996-10-14
       "             6          1     465     0-5-0-3    2053-6-28   1996-10-14
       "             7          1     433     1-5-1-0    2053-9-04   1997-12-19
       "             8          2     217     1-9-3-1    2053-10-17  1997-01-30
       "             9          2     215     3-5-1-3    2053-10-17  1997-01-30
       "            10          2      11    12-8-2-2    2053-10-17  1997-01-30
       "            11          2       4     7-7-0-3    2053-10-17  1996-09-27
       "            12          2      13    13-4-0-0    2053-10-17  1997-01-30
       "            13          2       1     4-8-2-2    2053-10-17  1997-01-30
       "            14          1     490    0-12-2-3    2053-10-17  1997-01-30
       "            15          1     489    0-12-2-1    2053-10-17  1997-01-30
       "            16          1     263     3-0-1-3    2053-10-17  1997-01-30
       "            17          1     262     3-8-2-2    2053-11-9   1997-02-20
       "            18          1     468     6-0-0-0    2053-11-9   1997-02-20
       "            19          2       6     1-6-1-1    2054-2-30   1997-06-12
       "            20          2       5     1-9-2-0    2054-2-30   1997-06-12
       "            21          2     216     1-4-3-1    2054-2-30   1997-06-12
                                                        Date  of issue of  Land
                                                         Ownership Certificate
                                                        ----------------------
Land Ownership               Ward    Plot      Area                   Gregorian
Certificate      S. No.       No.     No.     Ropani    Nepali Date     Date
       2             1          1     443     0-8-0-0    2053-6-11   1996-09-27
       "             2          1     474     0-2-1-3    2053-6-11   1996-09-27
       "             3          1     428     1-9-0-3    2053-6-11   1996-09-27
       "             4          1     429     0-9-3-3    2053-6-11   1996-09-27
       "             5          1     444    9-12-0-2    2053-6-11   1996-09-27
       "             6          1     438     0-3-1-1    2053-6-11   1996-09-27
       "             7          1     459     0-2-0-0    2053-6-11   1996-09-27
       "             8          1     423     0-8-0-3    2053-6-11   1996-09-27
       "             9          1     432    0-13-2-0    2053-6-11   1996-09-27
       "            10          1     441     2-6-1-2    2053-6-11   1996-09-27
       "            11          1     426     0-3-0-0    2053-6-11   1996-09-27
       "            12          1     412    12-3-1-1    2053-6-11   1996-09-27
       "            13          1     415     3-0-1-3    2053-6-11   1996-09-27
       "            14          1     417     2-6-1-2    2053-6-11   1996-09-27
       "            15          1     430     0-6-2-2    2053-6-11   1996-09-27
       "            16          1     448     0-1-2-1    2053-6-11   1996-09-27
       "            17          1     461     0-1-2-0    2053-6-11   1996-09-27
       "            18          1     447     0-1-2-1    2053-6-11   1996-09-27
       "            19          1     427     0-9-3-3    2053-6-11   1996-09-27
       "            20          1     425     0-3-0-0    2053-6-11   1996-09-27
       "            21          4     357     1-3-2-3    2053-6-11   1996-09-27
       "            22          1     422     1-6-2-2    2053-6-11   1996-09-27
                                                     Date  of issue of  Land
                                                     Ownership Certificate
                                                     ----------------------
Land Ownership               Ward    Plot      Area                  Gregorian
Certificate      S. No.       No.     No.      Ropani   Nepali Date     Date
       3             1          1     419      1-2-2-3   2054-3-18   1997-07-02
       "             2          1     418     1-10-3-0   2054-3-18   1997-07-02
       "             3          1     420     4-12-0-2   2054-3-18   1997-07-02
       "             4          1     502     18-2-3-3   2054-3-18   1997-07-02
       "             5          1     504      9-5-3-3   2054-3-18   1997-07-02
       "             6          1     463      0-1-0-0   2054-7-26   1997-11-11
       "             7          4     368      0-9-1-3   2054-8-20   1997-12-05
                                                        Date  of issue of  Land
                                                         Ownership Certificate
                                                        ----------------------
Land Ownership               Ward    Plot     Area                   Gregorian
Certificate      S. No.       No.     No.     Ropani    Nepali Date     Date
       4             1          1     464     0-3-0-0    2054-2-30   1997-06-12
       "             2          1     501     1-0-0-0    2054-2-30   1997-06-12
       "             3          1     503    4-14-0-0    2054-2-30   1997-06-12

     TOTAL          51                       174-8-0-2



                                                                       Annex - B


                       Assigned Contracts


As each of the following may be amended, supplemented, modified or restated:

1.  Project Licenses issued by HMGN, dated November 28, 1996, as amended.

2.  Project Agreement, dated 21 July 1996, between HMGN and the Company.

3.  Power Purchase Agreement, dated 21 July 1996, between NEA and the Company.

4. Amended and Restated Contract for the Engineering, Procurement and Construction of the Upper Bhote Koshi Hydroelectric Project, dated as of 19 December 1996, between the Company and China Gezhouba Construction Group Corporation for Water Resources and Hydropower.

5. Operations and Maintenance Agreement dated as of April 24, 1997 between the Company and the O & M Operater.

6. Amended and Restated Services Agreement dated July 11, 1997 between Panda and Nepal and Harza Engineering Company International L.P. for services provided outside Nepal, and the Amended and Restated Services Agreement dated July 11, 1997 between the Company and Harza Engineering Company International L.P. for services provided inside Nepal.

7. Agreement between HMGN, Ministry of Forest and Soil Conservation, Department of Forest and the Company, dated February 27, 1997, concerning granting a lease on certain land referred to therein.

8. Equity Subscription Agreement, dated as of the Financial Closing Date, between the Company and Himal International Power Corporation Ltd.

9. Equity Subscription Agreement, dated as of the Financial Clsoing Date, between the Company and Panda of Nepal.

10. Equity Subscription Agreement, dated as of the Financial Closing Date, between the Company and RDC of Nepal.

11. Land Leases

12. HMGN Leases